                                EXHIBIT 99.1
                    Joint Filers' Names and Addresses

1. Name:       Post Oak Energy Capital, LP
   Address:    34 S. Wynden Drive, Suite 300
               Houston, Texas 77056

2. Name:       Post Oak Energy Holdings, LLC
   Address:    34 S. Wynden Drive, Suite 300
               Houston, Texas 77056